UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
 Date of Report (Date of earliest event reported): March 19, 2018
 BRIDGEPOINT EDUCATION, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34272	59-3551629
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8620 Spectrum Center Blvd San Diego, California	92123
(Address of principal executive offices)	(Zip Code)
 (858) 668-2586
(Registrant’s telephone number, including area code)
 None
(Former name or former address, if changed since last report)

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Teresa S. Carroll as Director
On March 19, 2018, the Board, upon the recommendation of the Nominating and Governance Committee of the Board, elected Teresa S. Carroll to the Board, effective as of March 26, 2018. Ms. Carroll will serve as a Class III director, with a term expiring at the annual meeting of stockholders to be held in 2018. Ms. Carroll will serve on the Audit Committee of the Board. In addition, the Board determined that Ms. Carroll qualifies as independent under the rules of the New York Stock Exchange (the “NYSE”).
Teresa S. Carroll, age 52, is the Executive Vice President, President, Global Talent Solutions and General Manager - Sales, Marketing and HR for Kelly Services, Inc., a position that she has held since May 2017 and has served as an officer of Kelly Services, Inc. since 2000. Ms. Carroll brings to the Board deep understanding of talent and skill challenges in the life sciences, energy, manufacturing, finance and insurance, consumer goods, and various other industries gained through her experience as the executive of a global workforce solutions company.
In connection with her appointment to the Board and in accordance with the Company’s non-employee director compensation program, Ms. Carroll will receive a base annual retainer of $50,000 for service on the Board. In addition, Ms. Carroll is eligible to receive a restricted stock unit (RSU) grant under the Company’s Amended and Restated 2009 Stock Incentive Plan, as amended, for a number of shares of Company common stock equal to the quotient of (a) $85,000, divided by (b) the closing price of Company common stock on the NYSE on the date of grant. Ms. Carroll may be eligible for additional stock option and RSU awards that may be granted to the Company’s non-employee directors from time to time in the discretion of the Board and the Compensation Committee of the Board.
Also in connection with her appointment to the Board, Ms. Carroll executed the Company’s standard form of indemnification agreement, a copy of which was filed as Exhibit 10.33 to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 8, 2016 and is incorporated herein by reference.
Ms. Carroll is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
Appointment of Kirsten M. Marriner as Director
On March 19, 2018, the Board, upon the recommendation of the Nominating and Governance Committee of the Board, elected Kirsten M. Marriner to the Board, effective as of March 26, 2018. Ms. Marriner will serve as a Class III director, with a term expiring at the annual meeting of stockholders to be held in 2018. Ms. Marriner will serve on the Compensation Committee of the Board. In addition, the Board determined that Ms. Marriner qualifies as independent under the rules of the NYSE.
Kirsten M. Marriner, age 45, is the senior vice president - chief people officer of the Clorox Company, a position she has held since March 2016. Prior to joining the Clorox Company, she served as senior vice president and chief human resources officer at Omnicare, from March 2013 to August 2015. She served in various leadership roles, including as senior vice president, director of talent management and development at Fifth Third Bank, from October 2004 to March 2013. Ms. Marriner brings to the Board her executive leadership experience and expertise on human resources.
In connection with her appointment to the Board and in accordance with the Company’s non-employee director compensation program, Ms. Marriner will receive a base annual retainer of $50,000 for service on the Board. In addition, Ms. Marriner is eligible to receive a restricted stock unit (RSU) grant under the Company’s Amended and Restated 2009 Stock Incentive Plan, as amended, for a number of shares of Company common stock equal to the quotient of (a) $85,000, divided by (b) the closing price of Company common stock on the NYSE on the date of grant. Ms. Marriner may be eligible for additional stock option and RSU awards that may be granted to the Company’s non-employee directors from time to time in the discretion of the Board and the Compensation Committee of the Board.
Also in connection with her appointment to the Board, Ms. Marriner executed the Company’s standard form of indemnification agreement, a copy of which was filed as Exhibit 10.33 to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 8, 2016 and is incorporated herein by reference.
Ms. Marriner is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Resignation of Patrick T. Hackett as Director
On March 19, 2018, Patrick T. Hackett, a Class III director, Chairman of the Board and Chairman of the Compensation Committee of the Board, provided notice of his resignation from the Board, effective March 21, 2018. Mr. Hackett’s decision to resign from the Board was for personal reasons not related to any disagreement with the Company relating to the Company’s operations, policies or practices. The Board appointed George Pernsteiner as Chairman of the Board and Victor K. Nichols as Chairman of the Compensation Committee of the Board, effective March 21, 2018.
2018 Short Term Incentive Plan
On March 19, 2017, the Compensation Committee adopted the 2018 Short Term Incentive Plan (the "2018 Plan"). Under the 2018 Plan, certain of the Company's executives will be eligible to receive annual performance-based cash bonuses related to 2018 performance based on the achievement of corresponding company-wide performance targets related to quality, EBITDA and revenue, with such metrics receiving weightings of 40%, 30% and 30%, respectively. The performance target for quality will require the achievement by the Company in 2018 of certain quality metrics based on student retention, cohort default rate, 90/10 ratio, net promoter score and employee engagement.
The Compensation Committee has determined that the 2018 target bonus amounts for Andrew S. Clark and Diane L. Thompson are 100% and 35%, respectively, of their annual base salaries. Actual bonus amounts paid may be more or less than the target bonus amounts depending upon the level of achievement of the specified performance goals. For 2018, the Compensation Committee determined that the maximum bonus amount payable upon achievement of the performance target related to quality will be 100% of that portion of the target bonus amount, and the Compensation Committee has discretion to award bonus amounts that fall below the target amount in the event that only certain of the quality metrics are achieved. With respect to the portion of the target bonus amount payable upon achievement of the financial performance targets, the Compensation Committee determined that (i) if achieved, the minimum or threshold bonus amount will be 50% of that portion of the target bonus amount and (ii) the maximum bonus amount will be 200% of that portion of the target bonus amount. The Compensation Committee has discretion to award bonus amounts that fall in between the threshold, target and maximum amounts for achievement of performance at a level that falls in between the specified goals for the financial performance targets.

SIGNATURES
 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 23, 2018		Bridgepoint Education, Inc.

	By:	/s/ Diane L. Thompson
Name: Diane L. Thompson
Title: Executive Vice President, Secretary and General Counsel